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                                                                    Exhibit 99.2

                                  CERTIFICATION

   The undersigned, Thomas C. Shields, Senior Vice President and Chief Financial Officer of ANADIGICS, Inc. (the "Company") hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended June 28, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Dated:  July 29, 2003
                                                     /s/ Thomas C. Shields
                                                     ---------------------------
                                                     Thomas C. Shields
                                                     Senior Vice President
                                                     and Chief Financial Officer





A signed original of this written statement required by Section 906 has been provided to ANADIGICS, Inc. and will be retained by ANADIGICS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.